UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	September 17, 2009

Zanett, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32589	56-4389547
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

635 Madison Avenue, 15th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 583-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 17, 2009, Zanett, Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) notifying it that the bid price per share for the Company's common stock has closed below the $1.00 minimum bid price requirement for 30 consecutive trading days and that, as a result, the Company no longer meets The Nasdaq Capital Market's minimum bid price requirement for continued listing set forth in Nasdaq Listing Rule 5550(a)(2).  No breach of any other listing requirement was listed in the letter.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until March 15, 2010, to regain compliance with the minimum bid price requirement.  To regain compliance, the closing bid price of the Company's common stock must close above $1.00 for a minimum of ten consecutive trading days.  However, Nasdaq may, in its discretion, require the Company to maintain a minimum closing bid price of $1.00 per share for a period in excess of ten consecutive trading days (but generally no longer than 20 consecutive business days) before determining that the Company has demonstrated an ability to maintain long-term compliance with the rule.

The 180-day compliance period relates exclusively to the Company's bid price deficiency.  The Company may be delisted during the 180-day period for failure to maintain compliance with any other listing requirement which occurs during this period.  Currently the Company is not in breach of any other listing requirement.

If the Company cannot demonstrate compliance with Nasdaq Listing Rule 5550(a)(2) by March 15, 2010, the Nasdaq staff will determine whether the Company meets The Nasdaq Capital Market initial listing criteria set forth in NASDAQ Listing Rule 5550, except for the bid price requirement.  If the Company meets the initial listing criteria, the NASDAQ staff will notify the Company that it has been granted an additional 180 calendar day compliance period. If the Company is not eligible for an additional compliance period, or does not regain compliance with the minimum closing bid price requirement during the additional grace period, the Nasdaq staff will provide written notice that the Company’s securities will be delisted.  At that time, the Company may appeal the Nasdaq staff’s determination to delist its securities to a Hearings Panel of Nasdaq's Listing Qualifications Department.

The Company’s management and Board of Directors are considering various alternatives to address this issue.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated September 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZANETT, INC.

Date: September 21, 2009	By:	/s/ Dennis Harkins
Dennis Harkins
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 21, 2009.